As filed with the Securities and Exchange Commission on August 30, 2024

Registration No. 333-277499

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Woodside Finance Limited	Woodside Energy Group Ltd
(ABN 97 007 285 314) (Exact name of Registrant as specified in its charter)	(ABN 55 004 898 962) (Exact name of Registrant as specified in its charter)

Australia	Australia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Woodside Finance Limited Mia Yellagonga, 11 Mount Street Perth, Western Australia 6000 Australia +61 (8) 9348 4000	Woodside Energy Group Ltd Mia Yellagonga, 11 Mount Street Perth, Western Australia 6000 Australia +61 (8) 9348 4000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Woodside Energy (USA) Inc.

1500 Post Oak Boulevard

Houston, Texas 77056

(713) 961-8500

(Name, address and telephone number of agent for service)

Copies to:

Waldo D. Jones, Jr., Esq.

Sullivan & Cromwell

Level 20, 101 Collins Street

Melbourne, Victoria 3000

Australia

Tel. No.: +61-3-9635-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to the Registration Statement on Form F-3 (File No. 333-277499) (the “Registration Statement”) of Woodside Finance Limited and Woodside Energy Group Ltd is being filed for the purpose of correcting an administrative error in the filing of the Registration Statement that resulted in the failure of Woodside Finance Limited, which will be the issuer of all of the debt securities with respect to which offers and sales are registered under this Registration Statement, to be reflected as a co-registrant on the U.S. Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval site. No changes or additions are being made hereby to the base prospectus that forms a part of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the facing page, this explanatory note and the signature pages. Pursuant to Rule 462(e) under the Securities Act, this Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Woodside Energy Group Ltd certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perth, Australia, on August 30, 2024.

WOODSIDE ENERGY GROUP LTD

By:	/s/ Marguerite Eileen O’Neill
	Name:	Marguerite Eileen O’Neill
	Title:	Attorney-in-Fact

By:	/s/ Graham Clifford Tiver
	Name:	Graham Clifford Tiver
	Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities indicated on August 30, 2024.

Signature	Title

* Richard James Barr Goyder	Chairman

/s/ Marguerite Eileen O’Neill Marguerite Eileen O’Neill	Chief Executive Officer and Managing Director

* Lawrence Eben Archibald	Director

* Ashok Kumar Belani	Director

* Arnaud Francis Pierre Philippe Breuillac	Director

* Swee Chen Goh	Director

* Ian Elgin Macfarlane	Director

* Angela Arthur Minas	Director

Anthony O’Neill	Director

* Ann Darlene Pickard	Director

* Benjamin Sana Wyatt	Director

/s/ Graham Clifford Tiver Graham Clifford Tiver	Executive Vice President Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Marius Kotze, on behalf of Woodside Energy (USA) Inc., Authorized Representative in the United States	Director, Woodside Energy (USA) Inc., Authorized Representative in the United States

*By:	/s/ Graham Clifford Tiver
Graham Clifford Tiver Attorney-in-Fact for the persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Woodside Finance Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perth, Australia, on August 30, 2024.

WOODSIDE FINANCE LIMITED

By:	/s/ Marguerite Eileen O’Neill
	Name:	Marguerite Eileen O’Neill
	Title:	Director

By:	/s/ Graham Clifford Tiver
	Name:	Graham Tiver
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 30, 2024.

Signature	Title

/s/ Marguerite Eileen O’Neill Marguerite Eileen O’Neill	Director

/s/ Graham Clifford Tiver Graham Clifford Tiver	Director

/s/ Rebecca McNicol Rebecca McNicol	Director

* Marius Kotze, on behalf of Woodside Energy (USA) Inc., Authorized Representative in the United States	Director, Woodside Energy (USA) Inc., Authorized Representative in the United States

*By:	/s/ Graham Clifford Tiver
Graham Clifford Tiver Attorney-in-Fact for the persons indicated